MILTOPE GROUP INC.


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                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
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To the Stockholders of Miltope Group Inc.:

     The Annual Meeting of Stockholders (the "Meeting") of Miltope Group Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 3800 Richardson Road South, Hope Hull, Alabama, Thursday, April 25, 2002 at 10:00 A.M., Local Time, to consider and act upon the following:

     1. To elect six directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

     2. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record of the Common Stock, $.01 par value, of the Company at the close of business on March 22, 2002 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or postponements thereof. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

     All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.


                                   By Order of the Board of Directors


                                   TOM B. DAKE
                                   Secretary

Dated:  March 29, 2002

                               IMPORTANT
                               ---------

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          MILTOPE GROUP INC.

                      3800 Richardson Road South
                       Hope Hull, Alabama 36043
                   --------------------------------
                            PROXY STATEMENT
                    Annual Meeting of Stockholders
                            April 25, 2002
                   --------------------------------
                                GENERAL
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Miltope Group Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 3800 Richardson Road South, Hope Hull, Alabama 36043, on Thursday, April 25, 2002, at 10:00 A.M., Local Time, and any adjournment or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 3800 Richardson Road South, Hope Hull, Alabama 36043. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is March 29, 2002.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) for the election as directors of persons who have been nominated by the Board of Directors and (ii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting provided the Company did not have notice of the matter at least 45 days before March 22, 2002. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                           VOTING SECURITIES

     Stockholders of record as of the close of business on March 22, 2002 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 5,871,523 shares of the Common Stock, $.01 par value. There was no other class of voting securities outstanding at that date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated the proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as of March 22, 2002:

                                                        Amount and
                                                        Nature of
                    Name and Address                    Beneficial         Percent
Title of Class      of Beneficial Owner                 Ownership*         of Class
----------------    ----------------------------        ----------         --------
Common Stock        Great Universal Incorporated         3,664,478           62.4%
($.01 par value)    153 E. 53rd Street
                    Suite 5900
                    New York, NY 10022

Common Stock        Dimensional  Fund                      324,900 (1)        5.5%
($.01 par value)    Advisors Inc.
                    1299 Ocean Avenue
                    11th Floor
                    Santa Monica, CA  90401

---------------------------------------------------------
*  Unless otherwise noted, all shares are directly owned.

(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported beneficial ownership of 324,900 shares of the Company's Common Stock as of December 31, 2001.
      According  to  Dimensional,  all  of  the  shares  are  held   in
      portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of the
      DFA Investment Trust Company (the   "Trust"), a Delaware business
      trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional reported that it had sole dispositive power with respect to 324,900 shares, and sole voting power with respect to 324,900 shares.

     OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth certain information as of March 22, 2002, regarding the ownership of voting securities of the Company by
(i) each director and nominee of the Board of Directors of the Company,
(ii) each executive officer of the Company and Miltope Corporation named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group, and as to the percentage of outstanding shares held by them on that date:

                            Name of             Amount and Nature of       Percent
Title  of Class         Beneficial Owner        Beneficial Ownership (1)   of Class
---------------         ---------------         ------------------------   --------
                           Directors
                           ---------
Common Stock            Teddy G. Allen**                      0                 *
Common Stock            William L. Dickinson             62,173 (2)           1.0%
Common Stock            William Mustard**                     0                 *
Common Stock            Jan H. Stenbeck**                     0                 *
Common Stock            Henry Guy**                           0                 *
Common Stock            Jerry O. Tuttle                  38,943 (3)             *


                     Executive Officers
                     ------------------
                    Who are not Directors
                    ---------------------
Common Stock        Robert G. Kaseta                     58,500 (4)             *
Common Stock        Thomas R. Dickinson                  43,500 (5)             *
Common Stock        Tom B. Dake                          17,200 (6)             *
Common Stock        Jeffrey Q. Palombo                   20,000 (7)             *
Common Stock        Edward F. Crowell                    19,020 (8)             *
Common Stock        Executive officers and directors    259,336 (2)(3)(4)(5)  4.4%
                    as a group (11 persons)                     (6)(7)(8)

---------------------
  *  Represents less than one percent of the class.
 ** Affiliated with Great Universal Incorporated, the principal stockholder of the Company

(1) Unless otherwise noted, all shares are directly owned. Includes shares that may be acquired pursuant to options exercisable on March 22, 2002, and within sixty days of March 22, 2002, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2) Represents shares of Common Stock that Mr. Dickinson may acquire upon exercise of stock options.
(3) Represents shares of Common Stock that Mr. Tuttle may acquire upon exercise of stock options.
(4) Represents 3,200 shares of Common Stock owned by Mr. Kaseta, 49,500 shares of Common Stock that Mr. Kaseta may acquire upon exercise of stock options and 5,800 shares of Common Stock held by Mr. Kaseta's wife. Mr. Kaseta disclaims beneficial ownership of the shares owned by his wife.
(5) Represents 1,000 shares of Common Stock owned by Mr. Dickinson and 42,500 shares of Common Stock that Mr. Dickinson may acquire upon exercise of stock options.
(6) Represents 1,600 shares of Common Stock owned by Mr. Dake, 12,500 shares of Common Stock that Mr. Dake may acquire upon exercise of stock options and 3,100 shares of Common Stock owned by Mr. Dake's wife. Mr. Dake disclaims beneficial ownership of the shares owned by his wife.
(7) Represents 20,000 shares of Common Stock that Mr. Palombo may acquire upon exercise of stock options.
(8) Represents 20 shares of Common Stock owned by Mr. Crowell and 19,000 shares of Common Stock that Mr. Crowell may acquire upon exercise of stock options.

                PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     At the Meeting, six directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the six nominees of the Board of Directors named below as directors of the Company. All of the nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

      The following table sets forth the names of the nominees, their ages, and their current positions with the Company:

     Name                     Age                Title
---------------------        ----         ----------------------------------
Teddy G. Allen                66          Chairman of the Board of Directors
William L. Dickinson          77          Director
William Mustard               49          Director
Henry Guy                     33          Director
Jan H. Stenbeck               59          Director
Jerry O. Tuttle               67          Director

      Mr. Allen has served as Chairman of the Board of Directors of the Company since June 1997 and prior to that date as a director of the
Company since November 1996. He has served in business development capacities since November 1996, at Great Universal Incorporated, which, through its operating subsidiaries, includes teleservices, television and media and specialized electronics industries. Prior to that, Mr. Allen provided consulting services in identifying and pursuing international business opportunities since January 1994. In December 1993, Mr. Allen retired from the United States Army as a Lieutenant General. Mr. Allen served in the United States Army for a period of more than thirty years and held a wide variety of important command and staff positions culminating in his ultimate assignment as Director of the Defense Security Assistance Agency.

      Mr. W. Dickinson has served as a director of the Company since February 1993. Mr. Dickinson served as United States Representative to Congress from the 2nd District of Alabama from 1964 to January 1993. Mr. Dickinson was a ranking Republican for eleven years on the House
Armed Services Committee, and a senior Republican on the House Subcommittee on Procurement and Military Systems and the House
Subcommittee on Military Installations and Facilities prior to his retirement in 1993.

      Mr. Mustard has served as a director of the Company since June 1995. Mr. Mustard has served since November 18, 1996, as President, Chief Executive Officer and a director of Great Universal Incorporated, which is engaged in teleservices, television and media and specialized electronics industries. Prior to that, he served as President (Acting) and Chief Financial Officer of Great Universal Incorporated, since 1993. He is also a director of XSource Corporation and a trustee of The 1999 Great Universal LLC Trust.

      Mr. Guy has served as a director of the Company since October 2001. As XSource Corporation's Chief Operating Officer, Mr. Guy is responsible for oversight of corporate and portfolio company operations as well as new venture sourcing and creation. Mr. Guy joined XSource in 2000 after having spent 2 years as CFO of XSource portfolio company, Ephibian, Inc. Before joining Ephibian, Mr. Guy spent six years as a U.S. Naval officer, serving in a variety of operational assignments. Mr. Guy also sits on the boards of Contest, Inc., Bassett, Spruce Technologies, and Netcom AB.

      Mr. Stenbeck has served as a director of the Company since November 1987. He has served as a director of Great Universal Incorporated since its inception in 1993. Additionally, he has served as a director of MIC, since December 1990, and as Chairman of the Board of MIC since May 1991. Mr. Stenbeck is the Chairman of, and the controlling stockholder in, Industriforvaltnings AB Kinnevik ("Kinnevik"), a holding company which is the controlling shareholder of several large Swedish and international enterprises with worldwide operations. Mr. Stenbeck has been active in the management of Kinnevik for more than 15 years. See "Certain Relationships and Related Transactions." Mr. Stenbeck is also the Chairman of Tele2 AB, Modern Times Group MTG AB, Invik & Co. AB, Metro International S.A., Transcom Worldwide S.A. and Banque Invik SA, a Luxembourg bank.

      Mr. Tuttle has served as a director of the Company since February 1998. Most recently, Mr. Tuttle has been involved in the formation of several business to business e-commerce ventures. Mr. Tuttle served as Senior Vice President of ManTech International Corporation, ("ManTech") and President of ManTech Systems Engineering Corporation from October 1996 to January 2000. Prior to joining ManTech, Mr. Tuttle was associated with Oracle Government as Vice President, Business Development and Chief Staff Officer. In December 1993, Mr. Tuttle retired from the United States Navy as a Vice Admiral. The culmination of his naval career was his assignment as Director of Space and Electronic Warfare, a position he held until his retirement.

      In addition to the foregoing directors of the Company, Mr. Thomas
R. Dickinson is President and Chief Executive Officer, and Mr. Tom B. Dake is Vice President Finance and Chief Financial Officer, of the Company and Miltope Corporation, an Alabama corporation ("Miltope").

      Mr. T. Dickinson (age 57) has served as President and Chief Executive Officer of the Company and Miltope Corporation since January 15,1999. Mr. Dickinson joined Miltope in October 1998 as Chief Operating Officer. In September 1998, Mr. Dickinson retired from the United States Army as a Brigadier General. Mr. Dickinson held several command and staff positions culminating in his final assignment as the Chief of Ordnance for the United States Army.

      Mr. Dake (age 49) has served as Vice President Finance and Chief Financial Officer of the Company and Miltope Corporation since April 21, 1999. Mr. Dake joined Miltope in May 1997 as Controller and served as Acting Chief Financial Officer from October 1998 through April 1999. Prior to joining Miltope, Mr. Dake served in a financial executive capacity with various manufacturing companies.

                    BOARD OF DIRECTORS AND COMMITTEES

      During the 2001 fiscal year, there were five regular and special meetings of the Board of Directors.

      The Board of Directors has designated from among its members an Audit Committee, which consists of Mr. Tuttle and Mr. Dickinson. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held two meetings during the fiscal year ended December 31, 2001. The Company has a Stock Option Committee of the Board of Directors for the Company's 1995 Plan that consists of Messrs. Allen, Mustard and Tuttle. The Company has a Compensation Committee of the Board of Directors which reviews the compensation of the Company's employees, including establishing performance based bonuses for certain executive officers of the Company and Miltope. The Compensation
Committee consists of Messrs. Allen, Mustard and Tuttle. The Company does not have a standing nominating committee.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was formed in 1984 as a wholly owned subsidiary of Stonebrook Group Inc., a Delaware corporation ("Stonebrook") which owned approximately 55.6% of the outstanding Common Stock of the Company through December 31, 1994. Miltope Corporation was formed in 1975 and was a wholly owned subsidiary of Stonebrook until it became a wholly owned subsidiary of the Company in June 1984. In January 1995, XSource Corporation (formerly Innova International Corporation), a Delaware corporation, acquired 62.8% of the outstanding shares of the Common Stock of the Company pursuant to certain share exchange transactions with Stonebrook and Stuvik AB, a Swedish corporation and, at such time, a holder of 7.2% of the outstanding shares of the Company's Common Stock. Prior to June of 1999 XSource Corporation was a subsidiary of Great Universal Incorporated, a Delaware corporation ("GUI"), and a wholly owned subsidiary of MIC-USA Inc. ("MIC-USA"), a Delaware corporation and a wholly owned subsidiary of MIC. In connection with the reorganization of GUI in June 1999, the Company became a subsidiary of GUI, which became a wholly owned subsidiary of Great Universal LLC, a Delaware limited liability company ("GU-LLC"), whose sole member from the date of reorganization until December 31, 1999 was MIC-USA. On December 31, 1999 MIC-USA formed The 1999 Great Universal LLC Trust (the "Trust") and assigned all ownership interest of GU-LLC to the Trust. Mr. Jan H. Stenbeck, a director of the Company, is also a director and Chairman of XSource Corporation, GUI and MIC. In addition, Mr. William Mustard is President, Chief Executive Officer and a director of GUI, a director of XSource Corporation and a trustee of the Trust.


      During 2001 and 2000, the Company recorded sales of $-0- and $14,000, respectively, to 3C Communications International S.A., a Luxembourg corporation and a wholly owned subsidiary of Tele2 AB. At December 31, 2001 and 2000, there were no accounts receivable on such sales.

           COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      Summary Compensation Table
                      --------------------------
      The following table shows all the cash compensation paid or to be paid by the Company or by Miltope, its wholly owned subsidiary, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 2001, 2000 and 1999 to the President and Chief Executive Officer of the Company and the four other most highly compensated executive officers. There were no restricted stock awards or long-term incentive plan payouts to any of the executive officers named in the following table.

                                                            Long Term
                                                           Compensation
                                      Annual Compensation     Awards
                                      -------------------  ------------
                                                              Number
                                                                of
                                                            Securities       All
     Name and                                               Underlying       Other
     Principal Position        Year   Salary        Bonus     Options     Compensation
     ------------------        ----   ------       --------  ----------    ------------
     Thomas R. Dickinson       2001  $212,502      $    --     10,000           --
     President and             2000  $208,400       69,600     10,000           --
     Chief Executive Officer   1999  $205,442           --     50,000           --

     Tom B. Dake               2001  $130,754      $    --     10,000           --
     Vice President,           2000  $120,284       40,550     20,000           --
     Finance and Chief         1999  $102,649           --      5,000           --
     Financial Officer

     Robert G. Kaseta          2001  $142,980      $    --      5,000           --
     Vice President,           2000  $136,776       46,119         --           --
     Engineering of            1999  $130,508           --     15,000      $50,430 (1)
     Miltope

     Jeffrey Q. Palombo        2001  $136,480      $    --     10,000          --
     Vice President,           2000  $121,455       49,982         --          --
     Business Development      1999  $112,948           --     10,000          --
     of Miltope

     Edward F. Crowell         2001  $115,737      $    --      5,000          --
     Vice President,           2000  $109,658       21,755         --          --
     Human Resources           1999  $102,827           --      8,000          --
     of Miltope

     _______________________

     (1) Represents relocation expenses paid by the company to relocate to Boulder, Colorado.

            Stock Options and Fiscal Year-End Option Values
            -----------------------------------------------

     The following table presents the number of outstanding stock options and the aggregate dollar value of unexercised in-the-money stock options held by each of the executive officers included in the Summary Compensation Table at December 31, 2001. No stock options were exercised by such executive officers during the 2001 fiscal year.

                                  Number of Securities              Value of Unexercised
                                 Underlying Unexercised            In-the-Money Options at
                               Options at Fiscal Year-End             Fiscal Year-End (1)
                              -----------------------------      -----------------------------
             Name             Exercisable     Unexercisable      Exercisable     Unexercisable
       -------------------    -----------     -------------      -----------     -------------
       Thomas R. Dickinson       27,500         42,500               --               --

       Tom B. Dake                7,500         27,500               --               --

       Robert G. Kaseta          45,750         16,250               --               --

       Jeffrey Q. Palombo        18,750         16,250               --               --

       Edward F. Crowell         17,000         11,000               --               --

-------------------------------


(1) Value of unexercised in-the-money stock options is calculated by subtracting the aggregate exercise price of such options from the fair market value of the total number of shares underlying the in-the-money stock options on December 31, 2001 that was the last trading date of the year 2001. The last sale price of the Company's Common Stock on December 31, 2001 on The NASDAQ Stock Market was $1.47


                 Termination Policies and Arrangements
                 -------------------------------------
      The Company has in place severance and termination policies that include executive officers as well as all employees of the Company as of December 31, 2001.

                       Compensation Of Directors
                       -------------------------
      Directors who are not compensated by the Company, or its subsidiaries, Great Universal Incorporated or its affiliates or subsidiaries presently receive an annual fee of $8,000 and an additional fee of $1,250 for each meeting of the Board of Directors attended by such director and $1,250 per meeting of a committee of the Board which is held on a day other than a day on which a Board meeting is also held. All directors are reimbursed for out-of-pocket expenses in attending such meetings.

      Mr. W. Dickinson and Mr. Tuttle may receive stock options at the commencement of each year of service as a director entitling each to purchase up to $15,000 worth of the Company's Common Stock, measured by the market value of such Common Stock on the date of grant, for an exercise price equal to not less than 85% of the market value of the Common Stock covered by the options on the date of grant.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company believes that, during the fiscal year ended December 31, 2001, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The policies of the Compensation Committee regarding executive compensation are to determine compensation levels based upon a combination of corporate performance and individual performance measured against pre-established objectives that are determined each fiscal year by the Committee and approved by the entire Board of Directors. The goal is to achieve compensation levels that reflect both individual performance and incentives based upon common financial targets.

      The salary of the President and Chief Executive Officer is reviewed annually by the Compensation Committee with reference to a review of the compensation levels of chief executive officers of comparable companies in the defense electronics industry and of selected public companies in the geographic region of the Company which the Compensation Committee believes are competitors of, or similarly situated to, the Company. Based upon this review, the salary of the President and Chief Executive Officer is established. Compensation levels for other executive officers of the Company are similarly established. Salaries of the Company's executive officers are in the lower portion of the range of salaries paid by the other companies surveyed.

      Bonus targets are separately established at the beginning of each fiscal year with reference to the Company's performance measured against pre-set criteria principally relating to corporate income and growth. As of March 22, 2002, the Compensation Committee had not determined bonus amounts for executive officers of the Company.

     Grants of stock options, which generally vest over four years, are based in substantial part on the Committee's judgment as to the long-term incentive effect that a grant would have on the executive officer's and the Company's long-term performance.

      Payments of base salary for the 2001 fiscal year do not exceed $1 million for any named executive officer included in the Summary Compensation Table.

                                           COMPENSATION COMMITTEE

                                           Teddy G. Allen
                                           William Mustard
                                           Jerry O. Tuttle

  COMPARISON OF TOTAL STOCKHOLDER RETURN

      The following graph sets forth the Company's total stockholder return over a five-year period, beginning December 31, 1996, and ending December 31, 2001, as compared to the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     MILTOPE GROUP INC., NASDAQ STOCK MARKET & NASDAQ NON-FINANCIAL INDEX

                                1996    1997    1998    1999    2000    2001
                                ----    ----    ----    ----    ----    ----
  NASDAQ STOCK MARKET            100     122     173     321     193     153
  NASDAQ NON-FINANCIAL           100     117     172     337     196     150
  MILTOPE GROUP INC.             100     107      41      25      23      51


  NOTE - REFLECTS $100 INVESTED IN 1996 IN COMPANY STOCK AND REFLECTS YEAR-END
         VALUE FOR EACH RESPECTIVE YEAR.

                               AUDITORS

      Deloitte & Touche LLP were the Company's independent public auditors for the fiscal year ended December 31, 2001. The Board of Directors will appoint the auditors for the current fiscal year. It is expected that Deloitte & Touche LLP will be selected by the Board of Directors to serve as the Company's auditors for the current fiscal year. Representatives of Deloitte & Touche LLP intend to be present at the Meeting and available to respond to appropriate questions and, in addition, such representatives will be given an opportunity to make a statement at the Meeting if they so desire. There is a standing audit committee of the Board of Directors.

                              AUDIT FEES

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") which includes Deloitte Consulting for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $115,000.

                            ALL OTHER FEES
      The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2001 were $59,500, including an employee benefit plan audit of $10,000 and tax preparation and consultation services of $49,500.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                        AUDIT COMMITTEE REPORT

      In compliance with the requirements of the NASDAQ Stock Exchange, the Audit Committee of the Company adopted a formal written charter approved by the Board of Directors on July 20, 2000, which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. In connection with the performance of its responsibilities under this charter, the Audit Committee has:

        Reviewed and discussed the audited financial statements of the Company with management;

        Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees):

        Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with he auditors the auditors' independence; and

        Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                           AUDIT COMMITTEE

                                           William L. Dickinson
                                           Jerry O. Tuttle



                             ANNUAL REPORT

      All stockholders of record as of March 22, 2002 are concurrently being sent a copy of the Company's Form 10K as filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2001, which contains certified financial statements of the Company for the fiscal years ended December 31, 2001 and 2000.

                         STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by January 3, 2003 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                             MISCELLANEOUS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

      All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

      It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.


                                 By order of the Board of Directors



                                 TOM B. DAKE
                                 Secretary
March 29, 2002